                                                                    EXHIBIT 10.3

================================================================================

                  ____________________________________________


                        IMPERIAL CREDIT INDUSTRIES, INC.



              12% SECURED CONVERTIBLE SUBORDINATED NOTES DUE 2005


                  ____________________________________________


                                   INDENTURE



                           Dated as of June 28, 2001



                  ____________________________________________


        The Chase Manhattan Bank and Trust Company, National Association


                                    Trustee


                  ____________________________________________



================================================================================

                             CROSS-REFERENCE TABLE


Trust Indenture
Act Section                                      Indenture Section
310(a)(1)....................................    7.10
   (a)(2)....................................    7.10
   (a)(3)....................................    N.A.
   (a)(4)....................................    N.A.
   (a)(5)....................................    7.10
   (b).......................................    7.10
   (c).......................................    N.A.
311(a).......................................    7.11
   (b).......................................    7.11
   (c).......................................    N.A.
312(a).......................................    2.05
   (b).......................................    13.03
   (c).......................................    13.03
313(a).......................................    7.06
   (b)(1)....................................    N.A.
   (b)(2)....................................    7.07
   (c).......................................    7.06;13.02
   (d).......................................    7.06
314(a).......................................    4.03;13.02
   (b).......................................    11.02
   (c)(1)....................................    13.04
   (c)(2)....................................    13.04
   (c)(3)....................................    N.A.
   (e).......................................    13.05
   (f).......................................    N.A.
315(a).......................................    7.01
   (b).......................................    7.05;13.02
   (c).......................................    7.01
   (d).......................................    7.01
   (e).......................................    6.11
316(a)(last sentence)........................    2.09
   (a)(1)(A).................................    6.05
   (a)(1)(B).................................    6.04
   (a)(2)....................................    N.A.
   (b).......................................    6.07
   (c).......................................    N.A.
317(a)(1)....................................    6.08
   (a)(2)....................................    6.09
   (b).......................................    2.04
318(a).......................................    13.01
   (b).......................................    N.A.
   (c).......................................    13.01

N.A. means not applicable.

  *  This Cross-Reference Table is not part of the Indenture.

                               Table of Contents



                                                                                                    Page
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..............................................   1
     SECTION 1.01          DEFINITIONS............................................................   1
     SECTION 1.02          OTHER DEFINITIONS......................................................   7
     SECTION 1.03          INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT......................   8
     SECTION 1.04          RULES OF CONSTRUCTION..................................................   8
ARTICLE 2 THE NOTES...............................................................................   9
     SECTION 2.01          FORM AND DATING........................................................   9
     SECTION 2.02          EXECUTION AND AUTHENTICATION...........................................  10
     SECTION 2.03          REGISTRAR AND PAYING AGENT.............................................  10
     SECTION 2.04          PAYING AGENT TO HOLD MONEY IN TRUST....................................  10
     SECTION 2.05          HOLDER LISTS...........................................................  11
     SECTION 2.06          TRANSFER AND EXCHANGE..................................................  11
     SECTION 2.07          REPLACEMENT NOTES......................................................  16
     SECTION 2.08          OUTSTANDING NOTES......................................................  16
     SECTION 2.09          TREASURY NOTES.........................................................  17
     SECTION 2.10          TEMPORARY NOTES........................................................  17
     SECTION 2.11          CANCELLATION...........................................................  17
     SECTION 2.12          DEFAULTED INTEREST.....................................................  17
     SECTION 2.13          CUSIP NUMBERS, ETC.....................................................  17
ARTICLE 3 REDEMPTION AND PREPAYMENT...............................................................  18
     SECTION 3.01          NOTICES TO TRUSTEE.....................................................  18
     SECTION 3.02          SELECTION OF NOTES TO BE REDEEMED......................................  18
     SECTION 3.03          NOTICE OF REDEMPTION...................................................  18
     SECTION 3.04          EFFECT OF NOTICE OF REDEMPTION.........................................  19
     SECTION 3.05          DEPOSIT OF REDEMPTION PRICE............................................  19
     SECTION 3.06          NOTES REDEEMED IN PART.................................................  19
     SECTION 3.07          OPTIONAL REDEMPTION....................................................  19
     SECTION 3.08          MANDATORY REDEMPTION...................................................  19
ARTICLE 4   COVENANTS.............................................................................  20
     SECTION 4.01          PAYMENT OF NOTES.......................................................  20
     SECTION 4.02          MAINTENANCE OF OFFICE OR AGENCY........................................  20
     SECTION 4.03          REPORTS................................................................  20
     SECTION 4.04          COMPLIANCE CERTIFICATE.................................................  21

                               Table of Contents
                                  (continued)


                                                                                                    Page
     SECTION 4.05          TAXES..................................................................  21
     SECTION 4.06          STAY, EXTENSION AND USURY LAWS.........................................  21
     SECTION 4.07          OTHER COVENANTS........................................................  21
ARTICLE 5   SUCCESSORS............................................................................  22
     SECTION 5.01          MERGER, CONSOLIDATION OR SALE OF ASSETS................................  22
     SECTION 5.02          SUCCESSOR CORPORATION SUBSTITUTED......................................  22
ARTICLE 6   DEFAULTS AND REMEDIES.................................................................  23
     SECTION 6.01          EVENTS OF DEFAULT......................................................  23
     SECTION 6.02          ACCELERATION...........................................................  24
     SECTION 6.03          OTHER REMEDIES.........................................................  24
     SECTION 6.04          WAIVER OF PAST DEFAULTS................................................  25
     SECTION 6.05          CONTROL BY MAJORITY....................................................  25
     SECTION 6.06          LIMITATION ON SUITS....................................................  25
     SECTION 6.07          RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..........................  25
     SECTION 6.08          COLLECTION SUIT BY TRUSTEE.............................................  25
     SECTION 6.09          TRUSTEE MAY FILE PROOFS OF CLAIM.......................................  26
     SECTION 6.10          PRIORITIES.............................................................  26
     SECTION 6.11          UNDERTAKING FOR COSTS..................................................  26
ARTICLE 7   TRUSTEE...............................................................................  27
     SECTION 7.01          DUTIES OF TRUSTEE......................................................  27
     SECTION 7.02          RIGHTS OF TRUSTEE......................................................  28
     SECTION 7.03          INDIVIDUAL RIGHTS OF TRUSTEE...........................................  28
     SECTION 7.04          TRUSTEE'S DISCLAIMER...................................................  28
     SECTION 7.05          NOTICE OF DEFAULTS.....................................................  29
     SECTION 7.06          REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.............................  29
     SECTION 7.07          COMPENSATION AND INDEMNITY.............................................  29
     SECTION 7.08          REPLACEMENT OF TRUSTEE.................................................  30
     SECTION 7.09          SUCCESSOR TRUSTEE BY MERGER, ETC.......................................  31
     SECTION 7.10          ELIGIBILITY; DISQUALIFICATION..........................................  31
     SECTION 7.11          PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY......................  31
     SECTION 7.12          MONEY HELD IN TRUST....................................................  31
     SECTION 7.13          RIGHT OF TRUSTEE IN CAPACITY OF REGISTRAR OR PAYING AGENT..............  31
ARTICLE 8   LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................  31

                               Table of Contents
                                  (continued)


                                                                                                    Page
     SECTION 8.01          OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...............  31
     SECTION 8.02          LEGAL DEFEASANCE AND DISCHARGE.........................................  31
     SECTION 8.03          COVENANT DEFEASANCE....................................................  32
     SECTION 8.04          CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.............................  32
     SECTION 8.05          DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                           OTHER MISCELLANEOUS PROVISIONS.........................................  33
     SECTION 8.06          REPAYMENT TO COMPANY...................................................  34
     SECTION 8.07          REINSTATEMENT..........................................................  34
ARTICLE 9   AMENDMENT, SUPPLEMENT AND WAIVER......................................................  34
     SECTION 9.01          WITHOUT CONSENT OF HOLDERS OF NOTES....................................  34
     SECTION 9.02          WITH CONSENT OF HOLDERS OF NOTES.......................................  35
     SECTION 9.03          COMPLIANCE WITH TRUST INDENTURE ACT....................................  36
     SECTION 9.04          REVOCATION AND EFFECT OF CONSENTS......................................  36
     SECTION 9.05          NOTATION ON OR EXCHANGE OF NOTES.......................................  36
     SECTION 9.06          TRUSTEE TO SIGN AMENDMENTS, ETC........................................  37
ARTICLE 10  SUBORDINATION.........................................................................  37
     SECTION 10.01         NOTES SUBORDINATED TO SENIOR SECURED DEBT..............................  37
     SECTION 10.02         PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.........................  37
     SECTION 10.03         PAYMENTS MAY BE PAID PRIOR TO CERTAIN EVENTS...........................  38
     SECTION 10.04         SUBROGATION............................................................  38
     SECTION 10.05         OBLIGATIONS OF THE COMPANY UNCONDITIONAL...............................  38
     SECTION 10.06         NOTICE TO TRUSTEE AND PAYING AGENTS....................................  38
     SECTION 10.07         RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.........  39
     SECTION 10.08         TRUSTEE'S RELATION TO SENIOR SECURED DEBT..............................  39
     SECTION 10.09         SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE
                           COMPANY................................................................  39
     SECTION 10.10         NOTEHOLDERS AUTHORIZE TRUSTEE AND PAYING AGENT TO EFFECTUATE
                           SUBORDINATION OF NOTES.................................................  39
     SECTION 10.11         TRUSTEE'S COMPENSATION NOT PREJUDICED..................................  40
ARTICLE 11  SECURITY DOCUMENTS....................................................................  40
     SECTION 11.01         COLLATERAL AND SECURITY DOCUMENTS......................................  40
     SECTION 11.02         APPLICATION OF PROCEEDS OF COLLATERAL..................................  40
     SECTION 11.03         RELEASE OF COLLATERAL..................................................  40
     SECTION 11.04         CERTIFICATES OF THE COMPANY............................................  41

                               Table of Contents
                                  (continued)


                                                                                                    Page
                                                                                                    41
     SECTION 11.05         OPINION OF COUNSEL.....................................................  41
     SECTION 11.06         RIGHTS OF TRUSTEE UNDER SECURITY AGREEMENT.............................  41
ARTICLE 12  CONVERSION............................................................................  41
     SECTION 12.01         CONVERSION PRIVILEGE; INTEREST TO CONVERSION DATE......................  41
     SECTION 12.02         CONVERSION PROCEDURE...................................................  42
     SECTION 12.03         FRACTIONAL SHARES......................................................  42
     SECTION 12.04         TAXES ON CONVERSION....................................................  43
     SECTION 12.05         COMPANY TO PROVIDE STOCK...............................................  43
     SECTION 12.06         ADJUSTMENT FOR CHANGE IN COMMON STOCK..................................  43
     SECTION 12.07         ADJUSTMENT FOR RIGHTS ISSUE............................................  44
     SECTION 12.08         ADJUSTMENT FOR OTHER DISTRIBUTIONS OR CERTAIN ISSUANCES OF
                           SHARES.................................................................  44
     SECTION 12.09         CURRENT MARKET PRICE; TRADING DAY......................................  45
     SECTION 12.10         WHEN ADJUSTMENT MAY BE DEFERRED........................................  45
     SECTION 12.11         WHEN NO ADJUSTMENT REQUIRED............................................  46
     SECTION 12.12         NOTICE OF ADJUSTMENT...................................................  46
     SECTION 12.13         VOLUNTARY REDUCTION....................................................  46
     SECTION 12.14         NOTICE OF CERTAIN TRANSACTIONS.........................................  46
     SECTION 12.15         REORGANIZATION OF COMPANY..............................................  47
     SECTION 12.16         COMPANY DETERMINATION FINAL............................................  47
     SECTION 12.17         TRUSTEE'S DISCLAIMER...................................................  47
ARTICLE 13  MISCELLANEOUS.........................................................................  47
     SECTION 13.01         TRUST INDENTURE ACT CONTROLS...........................................  47
     SECTION 13.02         NOTICES................................................................  47
     SECTION 13.03         COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES..........  48
     SECTION 13.04         CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.....................  48
     SECTION 13.05         STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..........................  49
     SECTION 13.06         RULES BY TRUSTEE AND AGENTS............................................  49
     SECTION 13.07         GOVERNING LAW..........................................................  49
     SECTION 13.08         NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..........................  49
     SECTION 13.09         SUCCESSORS.............................................................  49
     SECTION 13.10         SEVERABILITY...........................................................  50
     SECTION 13.11         COUNTERPART ORIGINALS..................................................  50
     SECTION 13.12         TABLE OF CONTENTS; HEADINGS; ETC.......................................  50

                               Table of Contents
                                  (continued)

                                                                                                   Page
     SECTION 13.13         LEGAL HOLIDAYS.........................................................  50
     SECTION 13.14         NO RECOURSE AGAINST OTHERS.............................................  50
     SECTION 13.15         DUPLICATE ORIGINALS....................................................  50

                                    EXHIBITS
                                    --------

Exhibit A    Form of Note
Exhibit B    Form of Collateral Agency and Security Agreement
Exhibit C-1  Form of Certificate for Exchange or Registration of Transfer of
             Definitive Notes
Exhibit C-2  Form of Certificate for Exchange or Registration of Transfer from
             Global Note to Definitive Note
Exhibit C-3  Form of Certificate for Exchange or Registration of Transfer from
             Definitive Note to Global Note

     INDENTURE, dated as of June 28, 2001, between Imperial Credit Industries, Inc., a California corporation (the "Company"), and the Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12% Secured Convertible Subordinated Notes due 2005 (the "Notes"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  DEFINITIONS.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Agent Members" means members of, or participants in, the Depositary.

     "Applicable Procedures" means applicable procedures of the Depositary, Euroclear or Clearstream, as the case may be.

       "Bank" means Southern Pacific Bank, a California industrial bank that is a Subsidiary of the Company.

      "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee thereof in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars; (ii) Government Securities (except that for purposes of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation ("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), or F-1 or AA from Fitch, Inc. ("Fitch");
(iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500,000,000 (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or Fitch; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by any two of the following: S&P, Moody's or Fitch; (vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following; S&P, Moody's or Fitch; (vii) master repurchase agreements with foreign or domestic banks having capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof) or primary dealers so long as (a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P, Moody's or Fitch; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's or Fitch, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following: S&P, Moody's or Fitch; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses (i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and (xi) up to $1,000,000 in the aggregate of other financial assets held by Subsidiaries. In no event shall any of the Cash Equivalents described in clauses
(iii) through (viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

     "Collateral" means, collectively, the Collateral as defined in the Security Documents that is from time to time subject to the Lien of the Security Documents, including the Liens, if any, required pursuant to the provisions of this Indenture.

     "Collateral Agent" has the meaning given to such term in the Security Agreement.

     "Company" has the meaning set forth in the preamble hereto.

     "Control" means possession by the applicable Person of the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as the Trustee may give notice to the Company.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Default Rate" means 14% per annum.

     "Definitive Notes" means Notes that are in the form of the Note attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the net obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates or credit or other business risks, in any such case in the ordinary course of business and not for speculative or investment purposes.

     "Holder" means a holder of any of the Notes.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vi) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (vii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities or other collateral permitted by the credit policies of the Federal Home Loan Bank of San Francisco.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Interest Payment Date" has the meaning set forth in the form of Note attached hereto as Exhibit A.

     "Leases" mean any and all agreements for the use, enjoyment or occupancy of the Real Property and all buildings, improvements and fixtures of every kind or nature situated thereon.

     "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person, including any conditional sale or other title retention agreement or lease in the nature thereof.

     "Master Recapitalization Agreement" means the Master Recapitalization Agreement dated as of March 29, 2001 between the Company and each of the investors named therein, as amended by that First Amendment to Master Recapitalization Agreement dated as of June 27, 2001.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain, together with any related provision for taxes on such gain, realized in connection with any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Non-Domestic Person" means a Person not organized under the laws of the United States, any State or territory thereof or the District of Columbia.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

     "Notes" has the meaning set forth in the preamble hereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens on Receivables owned by the Company or a Subsidiary, as the case may be, (h) Liens existing on the date of this Indenture; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person; (l) Liens securing Hedging Obligations; (m) liens on cash or other assets securing Warehouse Indebtedness of the Company or its Subsidiaries; (n) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under this Indenture to be incurred and secured by any Lien referred to in the foregoing clauses; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding, principal amount of, if greater, committed amount of the Indebtedness, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (o) Liens securing deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; (p) Liens incurred to secure the Senior Secured Debt; (q) Liens on assets of Subsidiaries that secure Non-Recourse Debt of Subsidiaries; and (r) Liens incurred to secure Indebtedness of up to $25,000,000 in aggregate principal amount which is permitted under
Section 4.10 hereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guarantee of indebtedness of a Person that is not a Subsidiary of the Company.

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale or investment on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution or investment bank.

     "QIBs" means qualified institutional buyers as defined in Rule 144A.

     "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

     "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and other assets purchased or originated by the Company or any Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Responsible Officer," when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Rule 144A" means Rules 144A promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the Collateral Agency and Security
Agreement, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Security Documents" means, collectively, the Security Agreement and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any Security Interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee for its benefit and the benefit of the Holders of the Notes.

     "Senior Secured Debt" means the obligations of the Company under or in respect of the Company's Senior Secured Notes due 2002 and the Company's 12% Senior Secured Notes due 2005.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Security" means a security that bears or is required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Warehouse Facility" means any funding arrangement, including a
Purchase Facility, with a    financial institution or other lender or purchaser,
to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization, (ii) sale or (iii) investment, in each case in the ordinary course of business.

     "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02  OTHER DEFINITIONS.

                                                                  Defined in
                                                                   Section
Term                                                              ----------
----
"Additional Shares"..........................................       12.08
"Clearstream"................................................        2.01

"Conversion Date"..................................................       12.02
"Covenant Defeasance"..............................................        8.03
"Custodian"........................................................        6.01
"DTC"..............................................................        2.03
"Effective Date"...................................................       12.06
"Euroclear"........................................................        2.01
"Event of Default".................................................        6.01
"Global Note"......................................................        2.01
"Legal Defeasance".................................................        8.02
"Legal Holiday"....................................................       13.13
"Note Custodian"...................................................        2.03
"outstanding"......................................................        2.08
"Paying Agent".....................................................        2.03
"Registrar"........................................................        2.03

SECTION 1.03    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION.
          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

          (7) "herein," "hereof," "hereto" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) Definitive Notes. Notes shall be issued initially in the form of one or more Definitive Notes (the "Definitive Notes") which shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

          (b) Global Notes. The Notes may also be issued in the form of one or more Global Notes (the "Global Notes"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary at its New York office (or with the Trustee as custodian for the Notes), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Each Global Note shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" for the Euroclear System ("Euroclear")and the "Management Regulations" and "Instructions to Participants" of Clearstream Banking S.A. ("Clearstream") shall be applicable to interests in a Global Note that are held by the Agent Members through Euroclear or Clearstream.

          Except as set forth in Section 2.06 hereof, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02, authenticate and deliver a Global Note that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Agent Members shall have no rights either under this Indenture with respect to a Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in a Global Note.

SECTION 2.02  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company, which may be delivered from time to time, signed by two Officers, authenticate Notes for original issue up to $75.2 million in aggregate principal amount of Notes for original issue. The aggregate principal amount of Notes outstanding at any time may not exceed $75.2 million except as provided in Section 2.07 hereof.

          The Trustee may, at the expense of the Company, appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency within the City and State of New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Note (the "Note Custodian").

SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

          Prior to each due date of principal and interest on the Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, and interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

SECTION 2.06  TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

              (x) to register the transfer of the Definitive Notes; or

              (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

              (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing and

              (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereto);

                   (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereto);

                   (C) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereof); or

                   (D) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Beneficial Interest in the Global Note for a Definitive Note.

              (i) Any Person having a beneficial interest in the Global Note may, upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Clearstream, if applicable) from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                   (A) if such beneficial interest is being transferred to the
              Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C-2 hereto);

                   (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-2 hereto);

                   (C) if such beneficial interest is being transferred to an
              Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-2 hereto), or

                   (D) if such beneficial interest is being transferred in
              reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-2 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

              (ii) Definitive Notes issued in exchange for a beneficial interest in the Global Note pursuant to this Section 2.06(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

              (c) Restrictions on Transfer and Exchange of the Global Note. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (d) Transfer and Exchange of a Definitive Note for a Beneficial Interest in the Global Note. A Definitive Note may not be exchanged for a beneficial interest in the Global Note except, subject to the

     Applicable Procedures, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

              (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C-3 hereto);

              (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-3 hereto);

              (iii) if such beneficial interest is being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-3 hereto); or

              (iv) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirement of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-3 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee shall cancel such Definitive Note in accordance with
          Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with
          Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (e) Authentication of Definitive Notes in Absence of Depositary. If at any time:

              (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Note and a successor Depositary for the Global Note is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture; or

              (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

          (f) Legends.

              (i) Except as permitted by the following paragraphs (ii) and
          (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefore or substitution thereof) shall bear legends in substantially the following form:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY

          NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER"(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR IN COMPLIANCE WITH RULE 501(a) UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

              (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
          Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                   (A) in the case of any Transfer Restricted Security that is a
              Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restrictions on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit C-1 hereto; and

                   (B) in the case of any Transfer Restricted Security
              represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C-2 hereof).

              (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
          Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                   (A) in the case of any Transfer Restricted Security that is a
              Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transferred Restricted Security; and

                   (B) in the case of any Transfer Restricted Security
              represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof .

         (g) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with
     Section 2.11 here of. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (h) General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Note at the Registrar's request.

              (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07 and 9.05 hereof).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Definitive Notes and the Global Note issued upon any registration of transfer or exchange of Definitive Notes or the Global Note shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Note surrendered upon such registration of transfer or exchange.

              (v) The Company shall not be required:

                   (A) to issue, to register the transfer of or to exchange
              Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
              Section 3.02 hereof and ending at the close of business on the day of selection; or

                   (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                   (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and premium, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Definitive Notes and the Global Note in accordance with the provisions of Section 2.02 hereof.

     The Registrar may rely on information set forth in a certificate substantially in the form of Exhibit C-1, C-2 or C-3 hereto, and other certificates and opinions received pursuant to this Section 2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Note absent actual knowledge of such transfer.

SECTION 2.07  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements and the requirements of Section 8-405(a)(1) of the Uniform Commercial Code are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY NOTES.

     Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  CUSIP NUMBERS, ETC.

     The Company in issuing the Notes may use "CUSIP", "CINS", "ISIN" or "private placement" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP", "CINS", "ISIN" or "private placement" numbers of the Notes in notices of redemption and related materials as a convenience to Holders of Notes; provided that any such notice may state that no representation is made
          --------
as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

SECTION 3.01  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless the Trustee consents to a shorter period) but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis from all Holders of Notes.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in a minimum aggregate original principal amount of at least $1,000,000 or any larger integral multiple of $250,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $250,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03  NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price and the amount of accrued interest;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

          (i) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to a Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.

     On or before 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07  OPTIONAL REDEMPTION.

     The Notes may not be redeemed prior to September 30, 2002. Thereafter, the Company may redeem the Notes in whole or in part, in integral multiples of $1,000 only, at a redemption price equal to the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon to the redemption date. For purposes of this Article 3, a repurchase by the Company of the Notes in open market purchase transactions shall not be deemed to be a redemption. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08  MANDATORY REDEMPTION.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01  PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary), holds on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five Business Days following the due date for payment, any money (including accrued interest, if any) that exceeds such amount of principal, premium, if any, and interest required for payment on the Notes.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03  REPORTS.

          (a) Within 15 days after such information would be required to be filed (or is filed) with the SEC and whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          (b) The Company will furnish to the Trustee promptly upon their becoming available, (x) each report, notice, proxy statement or other communications sent by the Company to its stockholders generally, and (y) each regular or periodic report filed by the Company with the SEC pursuant to thef

     Exchange Act, and each registration statement and prospectus filed by the Company with the SEC under the Securities Act.

          (c) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

SECTION 4.04  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled in all respects its obligations under this Indenture and further stating, as to such Officers signing such certificate, that to the best of their knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in any respect in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if such Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five days after becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(iv) which permits an acceleration that could become an Event of Default, an Officer's Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05  TAXES

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  OTHER COVENANTS.

          (a) The Bank will not, and the Company will not permit the Bank to, consolidate with, merge with or into, or sell, lease or otherwise transfer all or substantially all of its assets (as an entirety in one transaction or a series of related transactions) to, any Person (other than a Wholly-Owned Subsidiary of the Company) unless, the surviving or acquired entity (if other than the Bank) (i) is an institution organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, the customer deposit accounts of which are insured by the FDIC, (ii) at the time of such consolidation, merger, sale or transfer and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (iii) the Company remains in Control of the surviving or acquired entity.

          (b) The Company will not and will not permit any Subsidiary to

              (i) sell, transfer or otherwise convey any shares of the Bank's Capital Stock that are legally or beneficially owned by the Company or such Subsidiary, except the granting of the Liens securing the Notes and the Senior Secured Notes and Exchange Notes referred to in the Master Recapitalization Agreement as contemplated by the Security Documents or any sale, transfer, or other conveyance to the Bank, the Company or a Subsidiary; or

              (ii) incur, create, assume or otherwise cause or suffer to exist (directly, indirectly or contingently) any Lien on any shares of Capital Stock of the Bank that are legally or beneficially owned by the Company or such Subsidiary, except for (x) Liens for taxes, assessments, government charges or claims (I) that are being contested in good faith by appropriate proceedings, and with respect to which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, or (II) that are not yet due and payable, (y) any Lien arising out of an attachment, judgment or award as to which an appeal or other appropriate proceeding or contest or review has been promptly commenced (and as to which foreclosure or similar proceedings shall not have commenced) or (z) the Liens referred to in clause (i) above.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee; and
(iii) immediately after such transaction no Default or Event of Default exists.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture if applicable comply with this Indenture. The Trustee shall be entitled to conclusively rely and shall be fully protected in acting or refraining from acting upon such Officer's Certificate and Opinion of Counsel.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT.

     Each of the following constitutes an "Event of Default":

          (i) default for 30 days in the payment when due of interest on the Notes;

          (ii) default in payment when due, whether by acceleration or otherwise, of the principal of or premium, if any, on the Notes;

          (iii) failure by the Company for 30 days after notice to comply with any of its other covenants, agreements or warranties in this Indenture, the Notes or the Security Documents;

          (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are notpaid, discharged or stayed for a period of 30 days;

          (vi) other than as permitted under the Security Documents or the terms of this Indenture, any of the Security Documents cease to be in full force and effect, or any of the Security Documents cease to give the Trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens;

          (vii) the Bank shall (x) have a conservator or receiver appointed for it, or (y) become or be deemed by the FDIC to be "critically undercapitalized" within the meaning of Section 38(b) of the Federal Deposit Insurance Act (12 U.S.C. Sec. 1811 et seq.), any successor statute thereto, or any regulations promulgated thereunder;

          (viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

              (A) commences a voluntary case,

              (B) consents to the entry of an order for relief against it in an involuntary case,

              (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (D) makes a general assignment for the benefit of its creditors, or

              (E)  generally is not paying its debts as they become due; or

              (ix) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:

                   (A) is for relief against the Company or any of its
              Significant Subsidiaries in an involuntary case;

                   (B) appoints a Custodian of the Company or any of its
              Significant Subsidiaries or for all or substantially all of their property; or

                   (A) orders the liquidation of the Company or any of its
              Significant Subsidiaries;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02  ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clauses
(vii) and (viii) of Section 6.01, with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of
Section 6.01 occurs with respect to the Company or any Significant Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Notes because an Event of Default in Section 6.01(iv) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(iv) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 15 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal and interest which shall have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above. In accordance with the provisions of Section 6.04, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with the Security Agreement and Section 6.10 of this Indenture.

SECTION 6.04  WAIVER OF PAST DEFAULTS.

     Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, any Note held by a non-consenting Holder or a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder or under the Security Documents. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Documents or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Security Documents only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including, but not limited to, all amounts owing to the Trustee under Section
7.07 herein.

SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

     Subject to the provisions of Article 10 hereof, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for any amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

          Third: without duplication, to Holders of Notes for any other Obligations owing to the Holders of Notes under the Notes or this Indenture; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01  DUTIES OF TRUSTEE.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b)  Except during the continuance of an Event of Default:

                   (i) the duties and responsibilities of the Trustee shall be determined solely by the express provisions of this Indenture and of the Security Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture or the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                   (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents.

              (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i)   this paragraph does not limit the effect of paragraph
     (b) of this Section 7.01;

                   (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or any other direction of the Company or Holders permitted under this Indenture.

              (d) Whether or not therein expressly so provided, every provision of this Indenture or the Security Documents that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and Sections 315 and 316 of the TIA.

              (e) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or incur any liability whatsoever, financial or otherwise, in the performance of any of its duties hereunder or under the Security Documents or in the exercise of any of its rights or powers hereunder or under any Security Documents. The Trustee shall be under no obligation to exercise any of its duties under this Indenture or under the Security Documents at the request of any Holder, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              (g) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee and to the Paying Agent and Registrar.

SECTION 7.02  RIGHTS OF TRUSTEE.

              (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

              (b) Before the Trustee acts or refrains from acting, it shall be entitled to an Officer's Certificate or an Opinion of Counsel or both. Such opinion or certificate shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agents, attorneys, custodians or nominees appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Security Documents; provided, however, that the Trustee's conduct does not constitute gross negligence or willful misconduct.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or discretion of any of the Holders unless such Holders shall have offered to the Trustee Security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11. Subject to the provisions of Section 310(b) of the TIA, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

SECTION 7.04  TRUSTEE'S DISCLAIMER.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents. It shall not be accountable for the Company's use or application of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Security Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05  NOTICE OF DEFAULTS.

              The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder or (ii) a Responsible Officer of the Trustee shall have actual knowledge thereof. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder.

              If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it obtains knowledge of the existence of such Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium, if any, and interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

              Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

              Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

SECTION 7.07  COMPENSATION AND INDEMNITY.

              The Company shall pay to the Trustee, and the Trustee shall be entitled to, compensation for its acceptance of this Indenture and services hereunder and under the Security Documents which shall be agreed to by the Company and the Trustee in a separate fee agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and other persons not regularly in its employ.

              The Company shall, jointly and severally, indemnify the Trustee for, and hold the Trustee, its officers, directors, employees and agents harmless against any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration or performance of its duties under this Indenture, the Notes and the Security Documents, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

              The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through its own negligence or bad faith.

              The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

              To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under any Bankruptcy Law. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes or coupons, and the Notes are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) hereof occurs, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08  REPLACEMENT OF TRUSTEE.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a)  the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a custodian or public officer takes charge of the Trustee or its property; or

              (d)  the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

              If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Security Documents. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such resulting surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and the successor to the Trustee under the Security Documents).

              In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificate shall have the full force and effect that it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

              There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

              The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

SECTION 7.12  MONEY HELD IN TRUST.

              The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

SECTION 7.13  RIGHT OF TRUSTEE IN CAPACITY OF REGISTRAR OR PAYING AGENT.

              In the event that the Trustee is also acting in the capacity of Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in its capacity as Paying Agent or Registrar.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

              At any time after September 30, 2002, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02  LEGAL DEFEASANCE AND DISCHARGE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations (except as set forth below) with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 4.02, 4.07 and the whole of Article 12 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03  COVENANT DEFEASANCE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and
4.05 and Article 5 hereof and the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

              The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

              (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

              (b) In the case of an election under Section 8.02, either (i) (A) the Notes will become due and payable at their stated maturity within one year after the date of such election pursuant to Section 8.02 or, within one year after the date of such election, the Notes will be redeemable at the option of the Company and will be redeemed by the Company pursuant to irrevocable instructions issued to the Trustee at the time of such election for the giving of a notice of redemption by the Trustee for such redemption and (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(vii) or (viii) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Company pursuant to its election under
     Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (g) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this
     Section 8.04.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06  REPAYMENT TO COMPANY.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium or interest on any Note and remaining unclaimed for one year after such principal and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written request and expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07  REINSTATEMENT.

              If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if either the Company makes any payment of principal of and premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and provided further that if such order or judgment is issued in connection with the insolvency, receivership or other similar occurrence with respect to the Trustee, upon the reinstatement of such obligations the Company shall be released from its obligations under Sections 4.03, 4.04 and 4.05 and Article 5.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES.

              Notwithstanding Section 9.02 of this Indenture and subject to the next succeeding paragraph, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

              (a)  to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (c) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation pursuant to
     Article 5 hereof, as applicable;

              (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder and under the Security Documents of any Holder of the Notes;

             (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

             (f) to mortgage, pledge or grant a Security Interest in favor of the Trustee as additional security for the payment and performance of obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise.

              Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02  WITH CONSENT OF HOLDERS OF NOTES.

              The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

              Upon the written request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

              It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After a supplement, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the supplement, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04(a) and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, a supplement, amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

              (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, the Notes or the Security Documents;

              (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption of the Notes;

              (3) reduce the rate of or change the time for payment of interest, including default interest on any Note;

              (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

              (5) make any Note payable in money other than that stated in the Note;

              (6) make any change in Section 6.04(a) or 6.07 hereof or in this sentence of this Section 9.02 or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on any Notes;

              (7)  waive a redemption payment with respect to any Note; or

              (8) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

              Every amendment or supplement to this Indenture, the Notes or the Security Documents shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.

              Until a supplement, amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

              The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or
(ii) such other date as the Company shall designate. No such consent shall be effective for more than 120 days after such record date.

SECTION 9.05  NOTATION ON OR EXCHANGE OF NOTES.

              The Trustee may place an appropriate notation about a supplement, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the supplement, amendment or waiver.

              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

              The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it and to receive and, subject to
Section 7.01, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the irrespective Board of Directors approves it.

                                  ARTICLE 10

                                 SUBORDINATION

SECTION 10.01  NOTES SUBORDINATED TO SENIOR SECURED DEBT.

               The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on or in respect of Senior Secured Debt to the extent set forth herein; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Secured Debt, and that each holder of Senior Secured Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Secured Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

               Until all Senior Secured Debt shall have been paid in full, exchanged for Notes or otherwise retired, in the event of:

               (a) the occurrence of an Event of Default (as such term is defined in the Senior Secured Debt) and continuance thereof beyond any grace period provided in the Senior Secured Debt;

               (b) any acceleration of the maturity of any other Indebtedness of the Company, or

              (c) the institution of any liquidation, dissolution, bankruptcy, insolvency or similar proceeding relating to the Company or its property,

the Holders of the Notes shall not be entitled to receive and, by execution and delivery of this Indenture the Holders of the Notes agree not to accept, any payment of principal or interest until all amounts owing in respect of the Senior Secured Debt shall have been paid in full; and from and after the happening of any event described in clause (c) of this Section 10.02, all payments and distributions of any kind or character (whether in cash, securities or property) which, except for the provisions hereof, would have been payable or distributable to or for the benefit of the holders of the Notes, shall be made to and for the benefit of the Holders of the Senior Secured Debt (who shall be entitled to make all necessary claims therefor) in accordance with the priorities of payment set forth herein until all Senior Secured Debt shall have been paid in full. In the event that any payment or distribution is made with respect to the Notes in violation of the terms hereof, any Holder receiving such payment or distribution shall (and, by acceptance of the Notes, agrees to) hold it in trust for the benefit of, and shall remit it to, the holders of the Senior Secured Debt in accordance with the priorities of payment set forth herein and in the Security Agreement.

SECTION 10.03  PAYMENTS MAY BE PAID PRIOR TO CERTAIN EVENTS.

               Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company from making payments at any time in respect of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee or such Paying Agent, as the case may be, of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto (provided that, notwithstanding the foregoing, such
                              --------
application shall be subject to the provisions of Section 10.02). The Company shall give prompt written notice to the Trustee and each Paying Agent of any event described in Section 10.02.

SECTION 10.04  SUBROGATION

               Subject to the payment in full in cash or Cash Equivalents of all Senior Secured Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Secured Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Secured Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Secured Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Secured Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Secured Debt, on the other hand.

SECTION 10.05  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

               Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Secured Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Secured Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.06  NOTICE TO TRUSTEE AND PAYING AGENTS.

               The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from the Company, or from a holder of Senior Secured Debt or a representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Secured Debt or of the authority of such representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

               In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Secured Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Senior Secured Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten. If such evidence is not furnished to the Trustee or such Paying Agent, as the case may be, the Trustee or such Paying Agent shall incur no liability and shall be fully protected in deferring any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.07  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

               Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, each Paying Agent and the Holders of the Notes shall be entitled to conclusively rely and shall be fully protected in acting or refraining from acting upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Secured Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.08  TRUSTEE'S RELATION TO SENIOR SECURED DEBT.

               The Trustee, each Agent and any agent of the Company, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Secured Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Secured Debt and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

               With respect to the holders of Senior Secured Debt, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Secured Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Secured Debt.

               Whenever a distribution is to be made or a notice is to be given to holders or owners of Senior Secured Debt, the distribution may be made and the notice may be given to their representatives, if any.

SECTION 10.09 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY.

               No right of any present or future holders of any Senior Secured Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Secured Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Secured Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Secured Debt, or otherwise amend or supplement in any manner Senior Secured Debt, or any instrument evidencing the same or any agreement under which Senior Secured Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Secured Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Secured Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.10 NOTEHOLDERS AUTHORIZE TRUSTEE AND PAYING AGENT TO EFFECTUATE SUBORDINATION OF NOTES.

               Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Secured Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

               If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Secured Debt or their representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Secured Debt or their representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Secured Debt or their representatives to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.11  TRUSTEE'S COMPENSATION NOT PREJUDICED.

               Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                  ARTICLE 11

                               SECURITY DOCUMENTS

SECTION 11.01  COLLATERAL AND SECURITY DOCUMENTS.

               In order to secure the due and punctual payment of the Notes, the Company has entered into the Security Agreement to create the Security Interests and for related matters. Subject to the provisions in the Security Agreement and this Indenture, the Notes shall be secured by the Collateral securing the Senior Secured Debt in accordance with the terms of the Security Agreement.

               Each holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Security Agreement, as the same may be amended from time to time pursuant to the provisions of the Security Agreement and this Indenture. Additionally, each holder of a Note, by accepting such Note, directs the Trustee to authorize the release, from time to time, from the security interest any Pledged Debt or Pledged Securities (as such terms are defined in the Security Agreement) as contemplated by and pursuant to Section 1 of the Security Agreement, and each such Holder (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for authorizing any such release.

SECTION 11.02  APPLICATION OF PROCEEDS OF COLLATERAL

               Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Agreement.

SECTION 11.03  RELEASE OF COLLATERAL

               The Company shall have the right, at any time and from time to time, to obtain a release of Collateral upon the exchange of other Collateral for such Collateral in accordance with the terms of the Security Agreement.

SECTION 11.04  CERTIFICATES OF THE COMPANY

                The Company will furnish to the Trustee and the Collateral Agent prior to any proposed release of any portion or all of the Collateral (a) all documents required by the TIA, (b) an Officer's Certificate requesting a release of collateral and describing the property to be so released and (c) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by the TIA. The Trustee and the Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the statements contained in such instruments.

SECTION 11.05   OPINION OF COUNSEL

                The Company shall deliver to the Trustee and the Collateral
Agent:

                (a) Promptly after the execution and delivery of the Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective;

               (b) Within thirty days of July 1 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, recording and refiling of the Indenture as is necessary to maintain the lien of the Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

SECTION 11.06   RIGHTS OF TRUSTEE UNDER SECURITY AGREEMENT

                The rights, protections, immunities and indemnities of the Trustee set forth herein shall apply, mutatis mutandis, to the Trustee under the Security Agreement.

                                  ARTICLE 12

                                  CONVERSION

SECTION 12.01  CONVERSION PRIVILEGE; INTEREST TO CONVERSION DATE.

                A Holder of a Note may convert it into Common Stock of the Company on any Business Day after June 29, 2004 and prior to the Stated Maturity of such Note, except that if the Note (or portion thereof, to the extent set forth below) is called for redemption at any time, the Holder may convert it on any Business Day before the close of business on the fifth Business Day prior to the Redemption Date. The number of shares issuable upon conversion of a Note shall be determined by dividing the principal amount to be converted by the conversion price in effect on the Conversion Date and rounding the result to the nearest 1/100th of a share.

                The conversion price is $1.25 per share, subject to adjustment in certain events as provided in this Article.

                A Holder may convert a portion of a Note if such portion is $100,000 or an integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it.

                Each Note surrendered for conversion shall bear interest (i) if such Note has been called for redemption, to the date fixed for redemption, (ii) if the Conversion Date therefor is an Interest Payment Date, to such Conversion Date or (iii) otherwise, to the Interest Payment Date next succeeding such Conversion Date, in each case payable on the date to which interest so accrues to the Holder surrendering such Note or, if such conversion is made during the period from the close of business on a record date to the close of business on the immediately succeeding Interest Payment Date, to the Holder of such Note on such record date, in each case whether or not such interest is punctually paid or duly provided for; provided, however, that the delivery of such Note for
                      --------  -------
conversion
shall (unless the Conversion Date is an Interest Payment Date) have been accompanied by payment by the Holder thereof in next day funds or other funds acceptable to the Company of an amount equal to the interest which accrues on the principal amount of such Note for the period from the Conversion Date to the next succeeding Interest Payment Date (or, if such Note has been called for redemption, to the date fixed for redemption).

SECTION 12.02  CONVERSION PROCEDURE.

               To convert a Note, a Holder must (1) complete and sign the conversion notice on the back of the Note, (2) surrender the Note to the Company at the office or agency of the Company maintained in accordance with Section 4.02, (3) furnish appropriate endorsements and transfer documents in blank if required by the Company, (4) pay any transfer or similar tax if required by applicable law and (5) pay any interest to the extent required by Section 12.01. The date on which the Holder satisfies all these requirements is the "Conversion Date". As soon as practicable, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for the amount representing any fractional share. A conversion pursuant to this
Section 12.02 shall be deemed to have been made immediately prior to the close of business on the Holder's Conversion Date. The Person or Persons entitled to receive shares of Common Stock upon such conversion shall be treated for all corporate purposes as the holder or holders of such shares of Common Stock as of the close of business on the Holder's Conversion Date; provided, however, that
                                                       --------  -------
any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificates are to be issued as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on such next succeeding day on which such transfer books are open.

               No payment or adjustment will be made for dividends on any Common Stock issued upon conversion of a Note.

               If a Holder converts more than one Note at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Notes converted.

               Upon surrender of a Note that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered provided that such Note shall be in an authorized denomination.

               If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered to the Company on the next succeeding day that is a Business Day.

               In any case in which this Article 12 shall require that an adjustment be made retroactively immediately following a record date, the Company may defer (but only until 15 days after the adjustment becomes effective) issuing to the holder of any shares converted after such record date
(i) the shares of Common Stock issuable upon such conversion over and above (ii) the shares of Common Stock issuable upon such conversion computed solely on the basis of the conversion price prior to such adjustment.

SECTION 12.03  FRACTIONAL SHARES.

               The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price on the Holder's Conversion Date of a full share by the fraction and rounding the result to the nearest cent.

               The current market price of a share of Common Stock is the closing price of the Common Stock on the last trading day prior to the Conversion Date. In the absence of such a quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

SECTION 12.04  TAXES ON CONVERSION.

               If a Holder of a Note converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in the name other than the Holder's name and no such issuance shall be made unless and until the person requesting such issuance has paid to the agent of the Company appointed pursuant to Section
4.02 or to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 12.05  COMPANY TO PROVIDE STOCK.

               The Company shall at all times have reserved out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Notes at the Conversion Price then in effect.

               All shares of Common stock which may be issued upon conversion of the Notes shall be fully paid and non-assessable. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon conversion.

               The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes.

SECTION 12.06  ADJUSTMENT FOR CHANGE IN COMMON STOCK.

               If the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) makes a distribution on its Common Stock or evidences of indebtedness of assets of the Company (other than cash dividends or distributions from retained earnings), or rights or warrants to purchase the same; or

               (5) issues by reclassification of its Common Stock any shares of its Capital Stock;

then the conversion price in effect at the close of business on the record date for such dividend or other distribution on the record date for such dividend or other distribution or the effective date of such subdivision, combination, reclassification or other action (the "Effective Date") shall be adjusted so that the Holder of a Note converted after the close of business on such Effective Date may receive the number of shares of Capital Stock of the Company which he would have owned immediately following such action if he had converted the Note immediately prior to such time.

               The adjustment shall become effective, in the case of a dividend, on the payment date retroactive to immediately after the opening of business on the Business Day following the record date for shareholders entitled to receive such dividend or distribution and, in the case of a subdivision, combination, reclassification or other action, immediately after the opening of business on the Business Day following the Effective Date, subject in each case to the provisions of Section 12.11.

               If after an adjustment a Holder of a Note upon conversion of it may receive shares of two or more classes of Capital Stock of the Company, the Company shall determine the allocation of the adjusted conversion price between the classes of Capital Stock. After such allocation, the conversion privilege and the conversion price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

               The Company may also make such adjustments in the conversion price, in addition to those required above, as it considers to be advisable in order that an event which otherwise would be treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipient.

SECTION 12.07  ADJUSTMENT FOR RIGHTS ISSUE.

               If the Company distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record, the conversion price shall be adjusted in accordance with the formula:

                                     O +    N  x  P
                                            -------
                           C' = C x            M
                                    ----------------
                                            O  +  N

where

          C'=  the adjusted conversion price.

          C =  the current conversion price.

          O = the number of shares of Common Stock outstanding on the record date.

          N =  the number of additional shares of Common Stock offered.

          P =  the offering price per share of the additional shares.

          M = the current market price per share of Common Stock on the record date.

               The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective retroactively immediately on the opening of business on the Business Day next following such record date for the determination of stockholders entitled to receive the rights or warrants (herein called the "record date") subject to the provisions of
Section 12.11. If at the end of the period during which such warrants of rights are exercisable, not all warrants or rights shall have been exercised, the conversion price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

SECTION 12.08  ADJUSTMENT FOR OTHER DISTRIBUTIONS OR CERTAIN ISSUANCES OF
               SHARES.

              (a) If the Company distributes to all holders of its Common Stock any of its assets (excluding any cash dividends or cash distributions from retained earnings not exceeding the total net worth of the Company), or debt securities or any rights or warrants to purchase debt securities, other securities of the Company or such assets (excluding cash dividends or cash distributions from retained earnings not exceeding the total net worth of the Company), the conversion price shall be adjusted in accordance with the formula:


                              C' =  C  x  M  -  F
                                          -------
                                             M

where

          C'=  the adjusted conversion price.

          C =  the current conversion price.

          M = the current market price per share of Common Stock on the record date mentioned below.

          F = the fair market value on the record date of the assets, securities, rights or warrants so distributed applicable to one share of Common Stock. The Board of Directors shall determine the fair market value and such determination shall be conclusive.


               The adjustment shall be made successively whenever any such distribution is made and shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive the distribution.

               (b) If the Company shall issue or sell Additional Shares (defined below) or options, or warrants or other securities or rights to acquire Additional Shares without consideration or for a consideration per share less than the Conversion Price, then the Conversion Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying such Conversion Price by a fraction:

                   (i) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including any shares of Common Stock issuable upon conversion of all outstanding shares of preferred stock and issuable upon exercise of outstanding options, warrants or other convertible securities) plus
          (2) the number of shares of Common Stock that the aggregate consideration received by the Company upon such issuance or sale would purchase at such Conversion Price; and

                   (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

"Additional Shares" means all shares of Common Stock, whether or not subsequently reacquired or retired by the Company, other (x) than shares of Common Stock issued or to be issued to directors, officers, employees and consultants of the Company or any Subsidiary pursuant to any bona fide qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, or employee stock ownership plan or employment, severance, or termination agreement, or (y) an issuance of stock as contemplated under the Master Recapitalization Agreement, including issuances of stock upon exercise or conversion of securities issued pursuant thereto.

SECTION 12.09  CURRENT MARKET PRICE; TRADING DAY.

               In Sections 12.07 and 12.08, the current market price per share of Common Stock on any date is the unweighted average of the closing price of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

SECTION 12.10  WHEN ADJUSTMENT MAY BE DEFERRED.

               No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

SECTION 12.11  WHEN NO ADJUSTMENT REQUIRED.

               No adjustment need be made for any transaction referred to in
Section 12.06, 12.07 or 12.08 if the holders of Notes participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

               If the Company shall take a record of holders of its Common Stock for the purpose of entitling them to receive any dividend, for any subscription or purchase rights or any distribution and shall, thereafter and before the distribution to stockholders of any such dividend, subscription or purchase rights of distribution, legally abandon its plan to pay or deliver such dividend, subscription or purchase rights or distribution, then no adjustment of the conversion price shall be required by reason of the taking of such record.

               No adjustment need be made for a change in the par value or no par value of the Common Stock.

               To the extent the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 12.12  NOTICE OF ADJUSTMENT.

               Whenever the conversion price is adjusted, the Company shall promptly mail to the Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

SECTION 12.13  VOLUNTARY REDUCTION.

               The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, that in no event may the
                                            --------
conversion price  be less than the par value of a share of Common Stock.

               Whenever the conversion price is voluntarily reduced, the Company shall mail to the Holders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

               A voluntary reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 12.06,
12.07 and 12.08.

SECTION 12.14  NOTICE OF CERTAIN TRANSACTIONS.

               If:

               (1) the Company engages in any transaction that would require an adjustment in the conversion price pursuant to Section 12.06, 12.07 or 12.08, and if the Company does not permit the Holders of Notes to participate in such transaction pursuant to Section 12.11; or

               (2) there is a liquidation or dissolution of the Company;

the Company shall mail to each Holder of Notes and the Trustee a notice thereof stating (if applicable) the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 12.15  REORGANIZATION OF COMPANY.

               If the Company is a party to a consolidation or a merger which results in the reclassification of the Company's Common Stock, upon consummation of such transaction the Notes shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of a Note would have owned immediately after such transaction if the Holder had converted the Note immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger, shall issue replacement Notes, or shall enter into a supplemental indenture, so providing and further providing for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The successor issuer shall mail to the Holders a notice briefly describing the supplemental indenture. If the issuer of securities deliverable upon conversion of Notes under the supplemental indenture is an affiliate of the formed or surviving corporation, that Company shall join in the supplemental indenture.

               If this Section applies, Sections 12.06, 12.07 and 12.08 do not apply.

SECTION 12.16  COMPANY DETERMINATION FINAL.

               Any determination that the Company or the Board of Directors must make pursuant to Section 12.03, 12.06, 12.07, 12.08, 12.09 or 12.11 is
conclusive.

SECTION 12.17  TRUSTEE'S DISCLAIMER.

               The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 12.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 12 or for any action or omission of the Company in connection with any conversion of Notes. Each conversion agent other than the Company shall have the same protection under this Section as the Trustee.

                                  ARTICLE 13

                                 MISCELLANEOUS

SECTION 13.01  TRUST INDENTURE ACT CONTROLS.

               If any provision of this Indenture or the Security Agreement limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control to the extent they cannot be disregarded, pursuant to TIA (S) 314(d).

SECTION 13.02  NOTICES.

               Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Company:

               Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard
               Building 1, Suite 210
               Torrance, CA  90505
               Telephone:  (310)  791-8040
               Telecopier No.:  (310) 791-8230
               Attention:  General Counsel

               If to the Trustee:

               The Chase Manhattan Bank and Trust Company, National Association 101 California Street
               Suite 2725
               San Francisco, CA 94111
               Telephone: (415) 954-9506
               Telecopier No.:  (415) 693-8850
               Attention:  Corporate Trust Department

               The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if sent by registered or certified mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

               Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 13.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, at the request of the Trustee:

               (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and the Security Agreement (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06  RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07  GOVERNING LAW.

               The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

SECTION 13.08  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.09  SUCCESSORS.

               All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.10  SEVERABILITY.

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.11  COUNTERPART ORIGINALS.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12  TABLE OF CONTENTS; HEADINGS; ETC.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.13  LEGAL HOLIDAYS.

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.14  NO RECOURSE AGAINST OTHERS.

               No director, officer, manager, member, organizer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.15  DUPLICATE ORIGINALS.

               The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                        [Signatures on following page.]

                                   SIGNATURES
                                   ----------

Dated as of June 28, 2001                IMPERIAL CREDIT INDUSTRIES, INC.


                                         By:      /s/ H. Wayne Snavely
                                               --------------------------------
                                               Name:  H. Wayne Snavely
                                               Title: President

THE CHASE MANHATTAN BANK AND
TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee


By:   /s/ HANS H. HELLEY
     -------------------------------
     Name:  Hans H. Helley
     Title: Vice President